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                                                                   EXHIBIT 21






                                SUBSIDIARIES OF
                         FIRST BANCORPORATION OF OHIO










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                SUBSIDIARIES OF FIRST BANCORPORATION OF OHIO





  CORPORATION                                         PERCENT OF OWNERSHIP

  First National Bank of Ohio
  (national banking association)                                100%

  The Old Phoenix National Bank of Medina
  (national banking association)                                100%

  Elyria Savings & Trust National Bank
  (national banking association)                                100%

  Peoples National Bank
  (national banking association)                                100%

  FBOH Credit Life Insurance Company
  (an Arizona corporation)                                      100%

  The First National Bank in Massillon
  (national banking association)                                100%

  Peoples Bank, N.A.
  (national banking association)                                100%

  Bancorp Trust Company, National Association
  (national trust company)                                      100%

  Life Savings Bank, FSB
  (federal savings association)                                 100%

  FBOH Community Development Corporation
  (an Ohio corporation)                                         100%